Exhibit 21.1

Entity Name	Domestic Jurisdiction
Alight Administration Solutions LLC	DE
Alight Blocker 3 LP	DE
Alight Blocker 4 LP	DE
Alight Blocker 5 LP	DE
Alight Blocker I, LLC	DE
Alight Blocker II, LLC	DE
Alight Canada N.S. ULC	Nova Scotia, Canada
Alight Financial Advisors, LLC	DE
Alight Financial Solutions, LLC	IL
Alight Group, Inc.	DE
Alight Health Holdings LLC	DE
Alight Holding Company, LLC (formerly known as Tempo Holding Company, LLC)	DE
Alight NGA Holdings LLC	DE
Alight Services India Private Limited	India
Alight Solutions (Thailand) Co. Ltd.	Thailand
Alight Solutions Australia Holdings Pty Limited	Australia
Alight Solutions Benefit Payment Services, LLC	IL
Alight Solutions Caribe, Inc.	Puerto Rico
Alight Solutions Europe ESC Limited	United Kingdom
Alight Solutions Europe Limited	United Kingdom
Alight Solutions Europe Sp Zoo.	Poland
Alight Solutions LLC	IL
Alight Solutions Private Limited	Hong Kong
Alight Solutions Professional Services Ireland Limited	Ireland
Alight Solutions PTE. Limited	Singapore
Alight Solutions Sdn. Bhd.	Malaysia
Aon Hewitt Health Market Insurance Solutions Inc.	CA
ARINSO Argentina S.A.	Argentina
Arinso Australia Pty Ltd	Australia
Arinso France SAS	France
Arinso Iberica S.L.U	Spain
Arinso International Philippines, Inc.	Phillipines
Arinso Luxembourg SARL	Luxembourg
ARINSO Mexico SRL de CV	Mexico
Arinso People Services Limited	United Kingdom
Arinso Portugal - Sistemas, Software E Serviços, Unipessoal LDA	Portugal
Arinso UK Limited	United Kingdom
Carlson Management Consulting, LLC	DE
Choice Health Insurance LLC	SC
ConsumerMedical, Inc.	DE
Consumer's Medical Resource, Inc.	MA
Future Knowledge Pty Ltd	Australia
Hodges-Mace, LLC	DE
Hornet Acquiror Sub Inc.	DE
Hornet H-M Holdings, Inc.	DE
Infinite MD China	China

Infinite MD, Inc.	DE
Life Account, L.L.C.	TX
Merger Sub 1 LLC	DE
Merger Sub 2 LLC	DE
Merger Sub 3 LLC	DE
Merger Sub 4 LLC	DE
Merger Sub Prime, LLC	DE
National Direct Marketing LLC	SC
NGA HR (India) Private Limited	India
NGA HR SP. Z O.O	Poland
NGA Human Resources Denmark ApS	Denmark
NGA Human Resources Oy	Finland
NGA Human Resources Sweden AB	Sweden
NGA Japan GK (NGA Japan Godo Kaisha)	Japan
NGA Outsourcing Canada ULC	Alberta, Canada
NGA Outsourcing Malaysia Sdn Bhd	Malaysia
NGA Outsourcing Singapore Pte. Ltd.	Singapore
NIS Acquisitions Limited	United Kingdom
NIS Holdings BV	Netherlands
NIS Payroll Solutions (India) Private Limited	India
NIS Receivables No. 1 Limited	United Kingdom
NIS Receivables No. 2 Limited	United Kingdom
Northgate Arinso Hungary Korlátolt Felelősségű Társaság	Hungary
Northgate Information Solutions China Limited	Hong Kong
Northgate Information Solutions Holdings Limited	United Kingdom
Northgate Information Solutions Limited	United Kingdom
Northgate UK Company	United Kingdom
NorthgateArinso Austria GmbH	Austria
NorthgateArinso Belgium BV	Belgium
NorthgateArinso Brazil Informatica Ltda	Brazil
NorthgateArinso Canada ULC	Alberta, Canada
NorthgateArinso Deutschland GmbH	Germany
NorthgateArinso France Holdings SAS	France
NorthgateArinso Granada S.L.U	Spain
NorthgateArinso HR Services LLC	Russian Federation
NorthgateArinso Information Technology Services (Dalian) Co	China
NorthgateArinso Information Technology Services (Dalian) Co – Shanghai Branch	Shanghai Shi
NorthgateArinso Israel Limited	Israel
NorthgateArinso Italia S.r.l	Italy
NorthgateArinso Malaysia Sdn Bhd	Malaysia
NorthgateArinso Nederland BV	Netherlands
NorthgateArinso Singapore Pte. Ltd.	Singapore
NorthgateArinso Spain S.L.U	Spain
NorthgateArinso Switzerland Ltd	Switzerland
NorthgateArinso Thailand Company Ltd.	Thailand
NorthgateArinso Turkey HR Consultancy and Outsourcing Ltd.	Turkey
NorthgateArinso, LLC	GA
PT Alight Solutions Indonesia	Indonesia
Rebus Group Limited	United Kingdom
Rebus Holdings Limited	United Kingdom

Rebus HR Group Ltd.	Bermuda
Rebus HR Holdings Limited	United Kingdom
Rebus HR Management Limited	United Kingdom
Rebus Human Resource Services	United Kingdom
Rebus Human Resources Limited	United Kingdom
Rebus Software Limited	United Kingdom
Smartben Holdco, Inc.	DE
Tempo (Mauritius) Holdco	Mauritius
Tempo Acquisition Finance Corp.	DE
Tempo Acquisition, LLC	DE
Tempo I, Inc.	DE
Tempo Intermediate Holding Company I, LLC	DE
Tempo Intermediate Holding Company II, LLC	DE
Tempo Management, LLC	DE
Tempo Prospero UK Bidco Limited	United Kingdom
Tempo Prospero US LLC	DE
Tempo UK Holdco Limited	United Kingdom